EXHIBIT 10.5


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                                                               EXECUTION VERSION

                     SOUTH GYLE RECEIVABLES TRUSTEE LIMITED

                             as Receivables Trustee

                                       and

                          NATIONAL WESTMINSTER BANK PLC

                                       and

                         THE ROYAL BANK OF SCOTLAND PLC

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                                  SERIES 2005-A

                           TRUST SECTION 75 INDEMNITY

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This Deed of Indemnity is made in Jersey on 15 December 2005

BETWEEN:

(1) SOUTH GYLE RECEIVABLES TRUSTEE LIMITED, a company incorporated in Jersey with company registration number 76197 and having its registered office at 22 Grenville Street, St. Helier, Jersey JE4 8PX in its capacity as trustee of the Receivables Trust (the "RECEIVABLES TRUSTEE", which term shall include any successor of South Gyle Receivables Trustee Limited in its capacity as trustee of the Receivables Trust);

(2) THE NATIONAL WESTMINSTER BANK PLC, a public limited company incorporated in England and Wales with registered number 929027, having its registered office at 135 Bishopsgate, London EC2M 3UR ("NATWEST" in its capacity as a "TRANSFEROR"); and

(3) THE ROYAL BANK OF SCOTLAND PLC, a public limited company incorporated in Scotland with registered number 90312, having its registered office at 36 Andrew Square, Edinburgh EH2 2YB ("RBS" in its capacity as a "TRANSFEROR", and together with NatWest, the "TRANSFERORS", including in respect of each any successors as permitted assigns).

WHEREAS

(A)    Each Transferor is the legal owner of certain Receivables.

(B) Each Transferor has entered into certain agreements pursuant to which it has agreed to make offers from time to time to transfer by way of assignment under English law or declarations of trust under Scots law certain of such Receivables to the Receivables Trustee.

(C) Each Transferor has certain potential liabilities in its capacity as original Creditor with respect to Receivables under Section 75 of the Consumer Credit Act 1974 (each, a "TRANSFEROR SECTION 75 LIABILITY"). The Receivables Trustee has agreed to indemnify each Transferor pursuant to the terms of and subject to the conditions of this Deed in respect of such claims.

NOW THIS DEED WITNESSETH as follows:

1.     INTERPRETATION

1.1 Whenever used in this Deed and in the Recitals hereto, the words and phrases defined in the Master Framework Agreement dated 27 March 2000 (as amended, modified, novated or supplemented from time to time) and made by, inter alios, the Receivables Trustee and RBS shall, unless otherwise defined herein or the context requires otherwise, bear the same meanings herein.

1.2 Wherever used in this Deed and in the Recitals hereto, the words "Supplier", "Creditor" and "Debtor" shall bear the meanings ascribed thereto in the Consumer Credit Act 1974.

1.3 In Clause 3 of this Deed, with respect to the Series designated "Series 2005-A" ("SERIES 2005-A"), the words "AGGREGATE INVESTOR INDEMNITY AMOUNT", "APPLICABLE SERIES" and "AVAILABLE SPREAD" shall bear the same meanings herein as used in the Series Supplement dated 15 December 2005 to the Receivables Trust Deed and Trust Cash Management Agreement (the "SERIES 2005-A SUPPLEMENT").

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2.     INDEMNITY

       The Receivables Trustee hereby undertakes to indemnify severally and hold harmless on demand each Transferor in respect of any loss, cost or expense suffered or incurred by such Transferor arising from or in connection with any claim or set-off by any Obligor with respect to any Transferor Section 75 Liability with respect to Receivables constituting Trust Property; PROVIDED, HOWEVER, that:

       (i)    any actual recovery by such Transferor:

              (a) in accordance with its statutory right of indemnification from Suppliers; and

              (b) made pursuant to its rights of "CHARGE-BACK" (if any) under the operating regulations of the relevant payment system in respect of the transaction giving rise to the relevant Transferor Section 75 Liability, will be applied to reduce the loss of the relevant Transferor for the purpose of ascertaining claims under this Deed and to reimburse the Receivables Trustee if it has previously made payment under this Deed with respect to such loss; and

       (ii) the maximum liability of the Receivables Trustee hereunder in respect of any Transferor Section 75 Liability will be limited to an amount equal to the Credit Advance relating to the transaction giving rise to that Transferor Section 75 Liability.

3. Claims made by any Transferor pursuant to this Deed will only be payable to the extent the amount of the Aggregate Investor Indemnity Amount allocable to Series 2005-A at any time can be met from Available Spread available to Series 2005-A for distribution for such purposes in accordance with the Series 2005-A Supplement.

4. This Deed shall be governed and construed in accordance with the laws of England.

5. Each of the parties hereto irrevocably agrees for the benefit of each other party that the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed, and for such purposes, irrevocably submit to the exclusive jurisdiction of such courts.

6. Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts of England referred to in Clause 5 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and agrees not to claim that any such court is not a convenient or appropriate forum.

7. This Deed may be executed by the parties hereto in separate counterparts and any single counterpart or set of counterparts executed and delivered by all of the parties hereto shall constitute a full and original agreement for all purposes; provided, however, that this Deed shall not be effective until executed (in counterpart) by the signatories that are resident in Jersey, and such signatories shall be deemed to be the last signatories to execute this Deed.

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IN WITNESS whereof this Deed has been executed and delivered as a deed by and on behalf of the parties hereto and is intended to be and is hereby delivered on the date above written.

EXECUTED as a deed for and on behalf of     )
SOUTH GYLE RECEIVABLES                      )
TRUSTEE LIMITED                             )
by one of its directors                     )
in the presence of:                         )

                                            PROCESS AGENT:

                                            Clifford Chance Secretaries Limited
                                            10 Upper Bank Street
                                            London E14 5JJ

EXECUTED as a deed by                       )
NATIONAL WESTMINSTER BANK PLC               )
by its duly authorised                      )
attorney in the presence of:                )




EXECUTED as a deed by                       )
THE ROYAL BANK OF SCOTLAND PLC              )
by its duly authorised                      )
attorney in the presence of:                )


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